Ives & Sultan, LLP
Certified Public Accountants
100 Crossways Park Drive West
Woodbury, New York 11797-2012
(516) 496-9500


November 30, 2000


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  H Bar C, Inc. - Form SB-2

Dear Sir/Madame:

As independent certified public accountants, we hereby consent to the incorporation in this Registration Statement on Form SB-2 of our report dated August 5, 1999 for the fiscal year ended
December 31, 1998, and to all references to our firm included in this Registration Statement.

Sincerely,


/s/  Ives & Sultan, LLP
Ives & Sultan, LLP